EXHIBIT 10.3


                               Water Science, LLC
                               1800 NW 89th Place
                              Miami, Florida 33172

                                January 10, 2007



Electric Aquagenics Unlimited, Inc.
1464 West 40 South, Suite 200
Lindon, Utah 84042

     Re: Limited Waiver of Section 2.4 of Warrant Agreement dated September 16, 2005, Section 2.4 of Warrant Agreement dated May 1, 2006, and Section 9 of Senior Secured Convertible Promissory Note dated September 16, 2005

Gentlemen:

     Reference is made to (a) the Warrant Agreement, dated as of September 16, 2005 by and between Water Science, LLC (the "Investor") and Electric Aquagenics Unlimited, Inc. (the "Company") (the "September 16, 2005 Warrant"), (b) the Warrant Agreement, dated as of May 1, 2006 by and between the Investor and the Company (the "May 1, 2006 Warrant"), and (c) the Senior Secured Convertible Promissory Note, dated as of September 16, 2005 by and between the Investor and the Company (the "Senior Secured Convertible Note").

     The Company has proposed to sell and issue 2,307,692 shares of its $0.0001 par value common stock to Peter F. Ullrich ("Ullrich") for a purchase price of $1.30 per share. Investor hereby agrees that the sales and issuance of the shares of stock to Ullrich for $1.30 per share will not cause an adjustment in
(a) the Conversion Price of $3.00 pursuant to Section 9 under the Senior Secured Convertible Note, (b) the Purchase Price pursuant to Section 2.4 of the September 16, 2005 Warrant Agreement, or (c) the Purchase Price pursuant to
Section 2.4 of the May 1, 2006 Warrant Agreement.

                                        Very truly yours,

                                        WATER SCIENCE, LLC


                                        /s/ Peter F. Ullrich
                                        Peter F. Ullrich
                                        Manager